Exhibit 10.3

THE MACERICH COMPANY

2003 CASH BONUS/RESTRICTED STOCK AND STOCK UNIT

AWARD PROGRAM

Under the 2003 Equity Incentive Plan

THE MACERICH COMPANY

2003 CASH BONUS/RESTRICTED STOCK AND STOCK UNIT AWARD PROGRAM

UNDER THE 2003 EQUITY INCENTIVE PLAN

THE MACERICH COMPANY

2003 CASH BONUS/RESTRICTED STOCK AND STOCK UNIT AWARD PROGRAM

UNDER THE 2003 EQUITY INCENTIVE PLAN

ARTICLE I
TITLE, PURPOSE AND AUTHORIZED SHARES

1.1          TITLE

This Program shall be known as The Macerich Company 2003 Cash Bonus/Restricted Stock and Stock Unit Award Program under the 2003 Equity Incentive Plan.

1.2          PURPOSE

The purpose of this Program is to promote the success of the Company and the interest of its stockholders by providing an additional means to attract, motivate, retain and reward key employees, including officers, by providing an opportunity to convert cash bonus opportunities into Restricted Stock and/or Stock Unit Awards, enhancing compensation deferral opportunities and offering additional incentives to increase stock ownership in the Company.

1.3          SHARES

The aggregate number of shares of Common Stock issuable under this Program shall be charged against and subject to the limits on the available shares under the Plan.

ARTICLE II
DEFINITIONS

Whenever the following terms are used in this Program they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined shall have the meaning assigned to such terms in the Plan.

2.1          BONUS PAYMENT DATE means the date designated by the Committee (upon or after its decisions as to awards) on which the Cash Bonus is or would otherwise be received by the Participant.

2.2          CASH BONUS means an incentive award granted by the Committee, whether or not under the terms of the Plan, that but for elections under this Program would be paid solely in cash.

2.3          CONVERSION AMOUNT means the dollar equivalent of the Cash Bonus elected by the Participant to be converted to a Restricted Stock and/or Stock Unit Award under this Program.

2.4          DIVIDEND EQUIVALENT RIGHT means the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock equal to the number of Stock Units credited to a Participant’s Stock Unit Account as of the applicable record date for the dividend or other distribution, which amount shall, at the discretion of the Committee, either be paid on the applicable dividend payment date directly to the Participant in cash or credited in the form of additional Stock Units to the Stock Unit Account of the Participant, as provided in the applicable Stock Unit Award Agreement.

2.5          EFFECTIVE DATE means August 1, 2003.

2.6          ELIGIBLE EMPLOYEE means any officer or key employee of the Company or a Subsidiary who earns an annual base salary of at least $100,000 and who otherwise qualifies as a member of a select group of management or highly compensated employees, as described in Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended, who has been designated by the Committee as potentially eligible to receive a Restricted Stock and/or Stock Unit Award under this Program.

2.7          PARTICIPANT means any Eligible Employee who has delivered to the Company an election agreement electing to participate in the Program.

2.8          PLAN means The Macerich Company 2003 Equity Incentive Plan.

2.9          PROGRAM means this The Macerich Company 2003 Cash Bonus/Restricted Stock and Stock Unit Award Program under the 2003 Equity Incentive Plan, as from time to time amended.

2.10        RESTRICTED STOCK means shares of Common Stock awarded to a Participant pursuant to Article IV of the Plan.

2.11        RESTRICTED STOCK AWARD means an award of Restricted Stock granted by the Committee under the Plan based on the Conversion Amount.

2.12        RESTRICTED STOCK AWARD AGREEMENT means an agreement evidencing a Restricted Stock Award approved by the Committee as it may be revised from time to time.

2.13        STOCK UNIT means a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment) awarded to a Participant pursuant to Article IV of the Plan.

2.14        STOCK UNIT AWARD means an award of Stock Units granted by the Committee under the Plan based on the Conversion Amount.

2.15        STOCK UNIT AWARD AGREEMENT means an agreement evidencing a Stock Unit Award approved by the Committee as it may be revised from time to time.

2.16        STOCK UNIT ACCOUNT means the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units calculated in accordance with Section 4.4.

2.17        YEAR means the applicable calendar year.

ARTICLE III
PARTICIPATION

Each Eligible Employee designated by the Committee for any Year may elect in advance to receive all or part (in increments and on forms authorized by the Committee) of any Cash Bonus that may be granted in the future in the form of Restricted Stock and/or Stock Units to the extent provided in Article IV.

ARTICLE IV
RESTRICTED STOCK, STOCK UNIT OR CASH ELECTIONS

4.1          TIME AND TYPES OF ELECTIONS

On or before September 30 of each Year, each Eligible Employee may make an irrevocable election to receive a percentage of Cash Bonus that may be granted to the Eligible Employee during the following Year in shares of Restricted Stock and/or Stock Units.  This election shall become effective only if the Committee, in authorizing the Cash Bonus, expressly recognizes such alternative payment opportunity in Restricted Stock and/or Stock Units and grants the Restricted Stock and/or Stock Units at that time.  The Committee will have the sole discretion to determine whether Restricted Stock or Stock Units will be issuable.  A person who first becomes an Eligible Employee after the applicable deadline may, within 30 days of becoming and being designated as an Eligible Employee, make an irrevocable election to receive any Cash Bonuses granted for the applicable Year (or remaining portion thereof, as the case may be) in Restricted Stock and/or Stock Units.

4.2          ELECTION PROCEDURES

The elections shall be made in writing on forms provided by the Company and authorized by the Committee.  These forms shall take the form of the Election Agreement attached hereto as Exhibit A, as from time to time amended by the Committee.  Neither the distribution nor completion of election agreements shall convey any right to receive a bonus, in cash, Restricted Stock or Stock Units.  Failure to timely elect Restricted Stock and/or Stock Units, however, will result in the payment in cash if any cash bonus is awarded.

4.3          DISTRIBUTION OF BENEFITS

(a)           TIME AND MANNER OF DISTRIBUTION. A Participant shall be entitled to receive a number of unrestricted shares of Restricted Stock, or to receive a number of shares of Common Stock equal to the number of Stock Units allocated to his or her Stock Unit Account, in accordance with the vesting schedule set forth in the applicable Restricted Stock Award Agreement or Stock Unit Award Agreement.  Alternatively, the Committee may permit a Participant to elect to receive a distribution of shares of Common Stock in an amount equal to the number of Stock Units, if any, allocated to his or her Stock Unit Account at such time and in such manner as set forth in the form of agreement approved by the Committee.  If the Committee so provides, a Participant may elect any of the distribution commencement dates and methods of distribution (lump sum or annual installments) set forth in the form of agreement approved by the Committee.

(b)                                 CHANGE IN TIME OR MANNER OF DISTRIBUTION OF STOCK UNITS.

(1)           To the extent permitted by the Committee and set forth in any applicable Distribution Election Agreement, a Participant may change the manner of any distribution election from a lump sum to annual installments (or vice versa) made with respect to Stock Units credited under any Stock Unit Account by filing a written election with the Committee on a form provided by the Committee; provided, however, that no such election shall be effective until 12 months after such election is filed with the Committee, and no such election shall be effective if it is made with respect to any Stock Unit Account after benefits with respect to such Stock Unit Account have commenced.  An election made pursuant to this Section 4.3(b) shall not affect the date of the commencement of benefits.

(2)           To the extent permitted by the Committee and set forth in any applicable Distribution Election Agreement, a Participant may elect to further defer the commencement of any distribution to be made with respect to Stock Units credited under any Stock Unit Account by filing a new written election with the Committee on a form approved by the Committee; provided, however, that (A) no such election shall be effective until 12 months after such election is filed with the Committee, (B) no such new election shall be effective with respect to any Stock Unit Account after benefits with respect to such Stock Unit Account shall have commenced, and (C) no more than three new elections shall be valid as to any Stock Unit Account.  An election made pursuant to this Section 4.3(b)(2) shall not affect the manner of distribution (i.e., lump sum versus installments), the terms of which shall be subject to Section 4.3(b)(1) above.

4.4          NUMBER OF SHARES/STOCK UNITS

The number of shares of Restricted Stock to be granted and/or the number of Stock Units to be credited under this Program shall equal a multiple of the Conversion Amount divided by the Fair Market Value of a share of Common Stock (without regard to any restriction) on the applicable Bonus Payment Date.  The multiple shall not be changed as to any election after it is duly made under the terms of this Program without the consent of the Participant.

The multiple for bonuses paid in 2004 and until changed by the Committee shall be 1.5.  For example, assume that prior to September 30, 2003, a Participant elects to receive 40% of any cash bonus in Restricted Stock or Stock Units and, on March 31, 2004, the Company grants him a $40,000 cash bonus.  The market value of a share of Common Stock on the Bonus Payment Date is $30.  The Participant will receive $24,000 in cash and, at the election of the Committee, 800 shares of Restricted Stock or 800 Stock Units.

4.5          NO FRACTIONAL SHARE INTERESTS

If an election would result in the issuance of a fractional share, the amount of Restricted Stock and/or Stock Units granted shall be rounded down to the next whole share and the cash alternative amount in lieu of the fractional interest shall be paid in cash.

ARTICLE V
RESTRICTED STOCK AWARDS

The grant of Restricted Stock Awards, including, but not limited to, the terms of grant, conditions and restrictions, the consideration (other than services) to be paid, dividend rights, vesting terms, provisions for redelivery to the Company, and adjustments in case of changes in the Common Stock, shall be governed by the terms of the Plan, the Program and the Restricted Stock Award Agreement.  After an election is made, the form of the Restricted Stock Award Agreement (if applicable) may not be changed in any manner materially adverse to the Participant without his or her consent.  All Restricted Stock Awards are subject to express prior authorization by the Committee of the terms of the Restricted Stock Award and the specific number of shares of Restricted Stock thereunder.

ARTICLE VI
STOCK UNIT AWARDS

The grant of Stock Unit Awards, including, but not limited to, the terms of grant, conditions and restrictions, the consideration (other than services) to be paid, the form and content of Dividend Equivalent rights, vesting terms, and adjustments in case of changes in the Common Stock, shall be governed by the terms of the Plan, the Program and the Stock Unit Award Agreement.  After an election is made, the form of the Stock Unit Award Agreement (if applicable) may not be changed in any manner materially adverse to the Participant without his or her consent.  All Stock Unit Awards are subject to express prior authorization by the Committee of the terms of the Stock Unit Award and the specific number of shares of Common Stock referenced in the Participant’s Stock Unit Account thereunder.

ARTICLE VII
ADMINISTRATION

7.1          RIGHTS AND DUTIES.

This Program shall be administered by and all Restricted Stock and Stock Unit Awards to Eligible Employees shall be authorized by the Committee.  The Committee shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(a)           to determine the particular Eligible Employees who will receive Cash Bonuses, the extent to which and price at which a Cash Bonus may be settled in shares of Common Stock, Restricted Stock or Stock Units, and the other specific terms and conditions of Restricted Stock and Stock Unit Awards consistent with the express limits of this Program and the Plan;

(b)           to approve from time to time the election agreement and other forms of Restricted Stock and Stock Unit Award Agreements (which need not be identical either as to type of award or among Participants or from year to year); and

(c)           to resolve any questions concerning benefits payable to a Participant and make all other determinations and take such other action as contemplated by this Program or the Plan or as may be necessary or advisable for the administration or interpretation of this Program.

7.2          CLAIMS PROCEDURES.

To the extent the Committee permits deferral elections extending to the termination of employment or beyond, the following claims procedures shall apply:

(a)           The Committee shall notify Participants and, where appropriate, the Beneficiary(ies) of their right to claim benefits under these claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

(b)           The Committee shall act upon claims as required and communicate a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim.  If an extension is required, notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date.  The extension shall not exceed 90 days.  The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the preceding three sentences.  Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of this Program on which denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further review of the denial of the claim under this Program.

(c)           The claimant or his or her duly authorized representative shall have 60 days after receipt of denial of his or her claim to request a review of such denial, the right to review all pertinent documents and the right to submit issues and comments in writing.  Upon receipt of a request for a review of the denial of a benefit claim, the Committee shall undertake a full and fair review of the denial.

(d)           The Committee shall issue a decision not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant’s request for review.  The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Program on which the decision is based.

ARTICLE VIII
MISCELLANEOUS

8.1          INCORPORATION BY REFERENCE

Except where in conflict with the express terms of this Program, the terms of the Plan govern the Program and are incorporated by reference, including, without limitation, the following:  the administrative powers and authority of the Committee and the effect of its decisions; the unfunded status of benefits; provisions for non-transferability of rights; rights (or absence of rights) of eligible persons, participants, and beneficiaries; compliance with laws; tax withholding obligation of Participants; privileges of stock ownership; and governing law/construction/severability.

8.2          AMENDMENT, TERMINATION AND SUSPENSION

The Committee or the Board may, at any time, terminate or, from time to time, amend, modify or suspend this Program, in whole or in part.  No Restricted Stock or Stock Unit Awards may be granted under this Program during any suspension of this Program or after termination of this Program.  Termination or amendment of this Program shall have no effect on any then outstanding Restricted Stock or Stock Unit Awards.

8.3          TERM OF THIS PROGRAM

The term of this Program is indefinite, subject to the term of the Plan and Section 8.2.  All authority of the Committee with respect to Restricted Stock and Stock Unit Awards hereunder, including its authority to amend a Restricted Stock or Stock Unit Award, shall continue during any suspension of this Program or the Plan, in respect of outstanding Restricted Stock and Stock Unit Awards on such Termination Date.

8.4          NON-EXCLUSIVITY OF PROGRAM

Nothing in this Program shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under the Plan or any other plan or authority.

8.5          RELATIONSHIP TO EMPLOYMENT AGREEMENTS

In the case of any Participant who has an employment agreement with the Company, the Conversion Amount reflected by a Restricted Stock or Stock Unit Award shall not be, but any remaining amount paid as a Cash Bonus shall be, considered a bonus paid in the applicable Year in which it is paid, except as otherwise provided in any management continuity or other agreement.  The consequences of a termination of service, whether before or after a Change in Control Event, in respect of any rights or benefits related to the Conversion Amount shall be governed solely by the terms of the Restricted Stock or Stock Unit Award.

Exhibit A

Election Form

THE MACERICH COMPANY
IRREVOCABLE ELECTION AGREEMENT

2003 CASH BONUS/RESTRICTED STOCK AND STOCK UNIT AWARD PROGRAM UNDER

THE MACERICH COMPANY 2003 EQUITY INCENTIVE PLAN

IF DURING THE YEAR           , THE COMPENSATION COMMITTEE GRANTS A CASH BONUS TO ME UNDER THE PROGRAM AND IF THE COMPENSATION COMMITTEE THEN EXPRESSLY AUTHORIZES ME TO RECEIVE ALL OR PART OF THE CASH BONUS IN THE FORM OF A RESTRICTED STOCK OR STOCK UNIT AWARD (A “STOCK-BASED AWARD”):

I IRREVOCABLY ELECT TO TAKE         % OF MY CASH BONUS IN THE FORM OF A STOCK-BASED AWARD.  I UNDERSTAND THE COMMITTEE HAS THE SOLE DISCRETION TO DETERMINE IF THE STOCK-BASED AWARD IS IN THE FORM OF RESTRICTED STOCK OR STOCK UNITS.

I UNDERSTAND THAT:

•                  THE CONVERSION RATE, OR “MULTIPLE”, FOR PURPOSES OF OR IN RESPECT OF DETERMINING THE NUMBER OF SHARES UNDERLYING THE AWARD WILL BE 1.5

•                  THE VESTING SCHEDULE FOR THE STOCK-BASED AWARD WILL BE NOT LESS THAN AT A RATE OF         % PER YEAR.

•                  THIS ELECTION IS IRREVOCABLE AND MUST BE FILED BY SEPTEMBER 30,            WITH:

                                                RICHARD A. BAYER, GENERAL COUNSEL

                                                401 WILSHIRE BOULEVARD, SUITE 700

                                                SANTA MONICA, CALIFORNIA  90401

•                  IF THIS ELECTION IS NOT TIMELY FILED, I WILL NOT HAVE AN OPPORTUNITY TO PARTICIPATE IN THE PROGRAM FOR THE YEAR                  .

•                  THIS ELECTION IS SUBJECT TO THE TERMS OF THE PROGRAM, THE PLAN (INCLUDING THE INDIVIDUAL SHARE AWARD LIMITS) AND THE APPLICABLE STOCK-BASED AWARD AGREEMENT.

•                  THIS ELECTION DOES NOT CONSTITUTE A GUARANTEE THAT I WILL RECEIVE ANY BONUS FROM THE COMPANY.

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ACKNOWLEDGMENT AND AGREEMENT

I acknowledge and agree to the foregoing terms of this Election Agreement.

(Participant’s Signature)

(Print Name)	(Date)

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